UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2010

Alternate Energy Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-53451	20-5689191
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

911 E. Winding Creek Dr., Suite 150,
Eagle, Idaho 83616
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 208-939-9311

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

During the period between April 1, 2010 and May 28, 2010, Alternate Energy Holdings, Inc. (the “Company”) sold an aggregate of 50,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a per share price of $0.10, resulting in aggregate gross proceeds of $5,000,000 to the Company. Following such sales, the Company currently has 263,466,474 shares of Common Stock issued and outstanding.

In connection with the foregoing sales, the Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. Such reliance was based upon the following factors: (a) the issuance of the Common Stock was an isolated private transaction by the Company which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the Common Stock by the Company; (d) the shares of Common Stock were not broken down into smaller denominations; and (e) the negotiations for the sale of the Common Stock took place directly between the offeree and the Company. No commission or other form of remuneration was given to any person in connection with the sale of the Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2010

ALTERNATE ENERGY HOLDINGS, INC.

By: /s/ Donald L. Gillispie
Donald L. Gillispie
President, Chief Executive Officer and Director